SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

                                  FORM 8-K
                               Current Report

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  May 24, 1995

                             DRAVO SAVINGS PLAN
           (Exact name of registrant as specified in its charter)

                                   1-5642
                            (Commission file no.)

           Pennsylvania                                  25-0447860
(State or other jurisdiction of                        (I.R.S. employer
  incorporation)                                        identification no.)


                3600 One Oliver Plaza, Pittsburgh, PA. 15222
                  (Address of principal executive offices)


     Registrant's telephone number, including area code:  (412) 566-3000
























     Item 4.  Changes in Registrant's Certifying Accountant.

On May 22, 1995, the Dravo Savings Plan (the Registrant), as authorized by Dravo Corporation's Retirement Board, engaged the accounting firm of Schneider Downs & Co., Inc. as independent accountants for the Registrant for the year ended December 31, 1994. On May 24, 1995, the Registrant informed its previous independent accountants, KPMG Peat Marwick LLP, of its selection of Schneider Downs & Co., Inc. as its independent accountants.

During the two most recent years and interim period prior to May 22, 1995, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

The reports of KPMG Peat Marwick LLP on the financial statements for the past two years of the Registrant contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Registrant has requested KPMG Peat Marwick LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Registrant in response to this Item 4 and, if not, stating the areas in which it does not agree. The Registrant delivered a copy of this Form 8-K report to KPMG Peat Marwick LLP on June 1, 1995. The Registrant will file by amendment, as an exhibit to this Form 8-K report, a copy of such letter when it is received.

Item 7. Financial Statements and Exhibits

     (a)  Financial Statements of Businesses Acquired.

            Not applicable.

     (b)  Pro Forma Financial Information.

            Not applicable.

     (c)  Exhibits

            16. Letter re Change in Certifying Accountant*

            * To be filed by amendment













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                               SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.



DRAVO SAVINGS PLAN

By: ERNEST F. LADD III                          Date: June 1, 1995

Chairman, Dravo Corporation
  Retirement Board









































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